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                                                                    EXHIBIT 16.1

February 25, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read the statements made by PetroChemNet, Inc. (the "Company") under the caption "Change in Independent Accountants" on page 73 of the Registration Statement on Form S-1 dated March 1, 2000 and agree with the statements contained in the third through sixth sentences therein. We have no basis to agree or disagree with other statements of the Company contained therein.

                                             /s/ ERNST & YOUNG LLP




MetroPark, New Jersey